UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 13, 2008 (May 9, 2008)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People’s Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-3897
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 9, 2008, the board of directors of China Biologic Products, Inc. (the "Company"), adopted the China Biologic Products, Inc. 2008 Equity Incentive Plan (the "2008 Plan"). The 2008 Plan provides for grants of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares (collectively, the "Awards"). A total of five million (5,000,000) shares of the Company's common stock may be issued pursuant to Awards granted under the Plan. The exercise price per share for the shares to be issued pursuant to an exercise of a stock option will be no less than the fair market value per share on the grant date, except that, in the case of an incentive stock option granted to a person who holds more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price will be no less than 110% of the fair market value per share on the grant date. No more than an aggregate of 500,000 shares (or for awards denominated in cash, the fair market value of 5,000,000 shares on the grant date) may be subject to awards under the Plan to any individual participant in any one fiscal year of the Company. No Awards may be granted under the Plan after May 9, 2018, except that any Award granted before then may extend beyond that date.

The foregoing description of the terms of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Officer

On May 9, 2008, Stanley Wong resigned as President and Chief Executive Officer of the Company, effective as of June 1, 2008 (the "Effective Date").

Mr. Wong's resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Wong will continue to serve as a consultant to the Company, pursuant to a consulting agreement (the "Consulting Agreement"), dated May 9, 2008, between Mr. Wong and the Company. Pursuant to the terms of the Consulting Agreement, the Company agreed to pay Mr. Wong a monthly fee of RMB40,000 or its HK$ equivalent (approximately $5,725), as consideration for performance of his duties as Consultant. The Company has also agreed to grant Mr. Wong a ten-year non-qualified option under the 2008 Plan, for the purchase of 50,000 shares of the Company's common stock, at an exercise price of $4.00 per share. The term of the Consulting Agreement will commence on the Effective Date, and will end on December 31, 2008, unless terminated in accordance with its terms.

Also on May 9, 2008, Chao Ming Zhao, the Company's Chief Financial Officer and Director, resigned from his position as Chief Financial Officer in order to take over Mr. Wong's role as President and Chief Executive Officer, as disclosed below.

Appointment of Officers

On May 9, 2008, the Board of Directors of the Company appointed Chao Ming Zhao to serve as the Company's President and Chief Executive Officer, effective as of the Effective Date, and appointed Mr. Y. Tristan Kuo, the Company's Vice President-Finance, to serve as the Company's Chief Financial Officer, effective as of the Effective Date.

Each of Messrs. Zhao and Kuo and the Company had previously entered into the Company's form employment agreement. However, in connection with their appointment, on May 9, 2008, each of Mr. Zhao and Mr. Kuo entered into an executive employment agreement with the Company, effective as of the Effective Date. The term of the executive employment agreements will commence on the Effective Date and will end when terminated by either party as provided in the agreements.

Pursuant to the terms of Mr. Kuo's employment agreement (the "Kuo Agreement"), the Company agreed to pay Mr. Kuo an annual salary of RMB1,320,000 (approximately $188,900) per annum, as consideration for performance of his duties as Chief Financial Officer. The Company is also obligated to pay Mr. Kuo an annual bonus equal to one month's salary and Mr. Kuo may be eligible to receive additional bonus compensation as may be awarded by the Board of Directors of the Company at their sole discretion. The Company has also agreed to grant to Mr. Kuo a ten-year nonstatutory stock option under the 2008 Plan, for the purchase of 75,000 shares of the common stock of the Company, at an exercise price of $4.00 per share. The stock option will immediately vest and will be exercisable on the Effective Date. In addition, the Company has agreed to pay Mr. Kuo, within a month of the completion of a private placement financing by the Company, a cash bonus equal to one percent of the gross proceeds raised via such financing, or at the sole discretion of Mr. Kuo, the number of shares of the Company's common stock equivalent to such cash amount. Furthermore, the Company is obligated to grant Mr. Kuo, within a month of the Company's listing on NASDAQ, NYSE or AMX, an option to purchase 50,000 shares of the Company's common stock pursuant to the 2008 Stock Plan. The exercise price of such option will be the fair market value at the date of the grant and the option will be immediately vested and exercisable on the date of the grant.

Pursuant to the terms of Mr. Zhao's employment agreement (the "Zhao Agreement"), the Company agreed to pay Mr. Zhao an annual salary of RMB1,060,000 (approximately $151,368) per annum, as consideration for performance of his duties as Chief Executive Officer. The Company is also obligated to pay Mr. Zhao an annual bonus equal to one month's salary and Mr. Zhao may be eligible to receive additional bonus compensation as may be awarded by the Board of Directors of the Company at their sole discretion. The Company has also agreed to grant to Mr. Zhao a ten-year nonstatutory stock option under the 2008 Plan, for the purchase of 115,000 shares of the common stock of the Company, at an exercise price of $4.00 per share. The stock option will immediately vest and will be exercisable on the Effective Date.

No family relationship exists between Messrs. Zhao and Kuo and any other director or executive officer of the Company and there are no transactions between Messrs. Zhao and Kuo and the Company that would require disclosure under Item 404(a) of Regulation S-K. Messrs. Zhao and Kuo spend 100% of their time on the Company's affairs.

This brief description of the terms of the Consulting Agreement, the Kuo Employment Agreement and the Zhao Employment Agreement is qualified by reference to the provisions of the Consulting Agreements, the Kuo Employment Agreement and the Zhao Employment Agreement, which are attached to this report as Exhibits 10.2, 10.3 and 10.4, and incorporated by reference herein.

A copy of the press release issued by the Company on May 13, 2008 to announce the appointment of Mr. Zhao as President and Chief Executive Officer and Mr. Kuo as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On May 9, 2008, the Company granted options to purchase an aggregate of 937,500 shares of the Company's common stock under the 2008 Plan to certain directors and employees, pursuant to stock option agreements between the Company and each of these directors or employees. This amount includes options to purchase 50,000 shares of the Company's common stock granted to Mr. Stanley Wong, in connection with the Consulting Agreement, options to purchase 75,000 shares granted to Mr. Y. Tristan Kuo, in connection with the Kuo Employment Agreement and options to purchase 115,000 shares granted to Mr. Chao Ming Zhao, in connection with the Zhao Employment Agreement. This amount also includes options to purchase an aggregate of 150,000 shares granted to directors, Ms. Siu Ling Chan, Ms. Li Ling Li and Mr. Guang Li Pang. The options have an exercise price of at $4.00 per share, will vest immediately vest and will expire on May 9, 2018. The Company's form of stock option award agreement is attached as Exhibit 10.5 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
No.	Description

10.1	China Biologic Products, Inc. 2008 Equity Incentive Plan

10.2	Consulting Agreement, between Stanley Wong and China Biologic Products, Inc., dated May 9, 2008

10.3	Employment Agreement, between Y. Tristan Kuo and China Biologic Products, Inc., dated May 9, 2008

10.4	Employment Agreement, between Chao Ming Zhao and China Biologic Products, Inc., dated May 9, 2008

10.5	Form of Stock Option Award Agreement of China Biologic Products, Inc.

99.1	Press Release, dated May 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: May 13, 2008	/s/ Stanley Wong
Stanley Wong
President and Chief Executive Officer

Exhibit Index

Exhibit
No.	Description

10.1	China Biologic Products, Inc. 2008 Equity Incentive Plan

10.2	Consulting Agreement, between Stanley Wong and China Biologic Products, Inc., dated May 9, 2008

10.3	Employment Agreement, between Y. Tristan Kuo and China Biologic Products, Inc., dated May 9, 2008

10.4	Employment Agreement, between Chao Ming Zhao and China Biologic Products, Inc., dated May 9, 2008

10.5	Form of Stock Option Award Agreement of China Biologic Products, Inc.

99.1	Press Release, dated May 13, 2008